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                                                                   EXHIBIT 3.2

                               MEMRY CORPORATION

                            A Delaware Corporation

                                    BY-LAWS

                                ARTICLE I

                                 STOCKHOLDERS



Section 1.1 ANNUAL MEETING.

      An annual meeting of stockholders for the purpose of electing directors and of transacting such other business as may come before it shall be held each year on the second Tuesday in May at such time and place, either within or without the State of Delaware, as may be specified by the Board of Directors.



Section 1.2 SPECIAL MEETINGS.

      Special meetings of stockholders for any purpose or purposes may be held at any time upon call of the Chief Executive Officer or a majority of the Board of Directors, at such time and place either within or without the State of

Delaware as may be stated in the notice.  A special meeting of stockholders shall be called by the Chief Executive Officer upon the written request,

stating time, place, and the purpose or purposes of the meeting, of stockholders who together own of record a majority of the outstanding stock of all classes entitled to vote at such meeting.
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Section 1.3 NOTICE OF MEETINGS.

      Written notice of stockholders meetings, stating the place, date, and hour thereof, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Chief Executive Officer,

President, any Vice President, the Secretary, or an Assistant Secretary, to

each stockholder entitled to vote thereat at least ten days but not more than sixty days before the date of the meeting, unless a different period is prescribed by law.



Section 1.4 QUORUM.

      Except as otherwise provided by law or in the Certificate of

Incorporation or these By-Laws, at any meeting of stockholders, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business.  In the absence of a quorum, a majority in interest of the stockholders present or the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 1.5 of these By-Laws until a quorum shall attend.



Section 1.5 ADJOURNMENT.

      Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the

Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.6 ORGANIZATION.
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      The Chairman of the Board, or in his absence the president, or in his absence any Vice President, shall call to order meetings of stockholders and shall act as chairman of such meetings.  The Board of Directors or, if the

Board fails to act, the stockholders may appoint any stockholder, director, or officer of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board, President and all Vice President.

      The Secretary of the Corporation shall act as secretary of all meetings of stockholders, but, in the absence of the Secretary, the chairman of the meeting may appoint any other person to act as secretary of the meeting.



Section 1.7 VOTING.

      Except as otherwise provided by law or in the Certificate of

Incorporation or these By-Laws and except for the election of directors, at any meeting duly called and held at which a quorum is present, a majority of the votes cast at such meeting upon a given question by the holders of outstanding shares of stock of all classes of stock of the Corporation entitled to vote thereon who are present in person or by proxy shall decide such question.  At any meeting duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes cast by the holders (acting as such) of shares of stock of the corporation entitled to elect such directors.
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                                  ARTICLE II

                              BOARD OF DIRECTORS



Section 2.1 NUMBER AND TERM OF OFFICE.

      The business, property, and affairs of the Corporation shall be managed by or under the direction of a Board of seven directors: provided, however,

that the Board, by resolution adopted by vote of a majority of the then authorized number of directors, may increase or decrease the number of directors, except as provided in the next sentence.  So long as the Corporation has outstanding any of its Series A Preferred Stock, the number of directors may not be changed by an amendment to the Certificate of Incorporation or these

By-Laws without the consent of the holders of a majority of such outstanding

Series A Preferred Stock.  The directors shall be elected at the annual meeting of stockholders, and each shall serve (subject to the provisions of Article IV)

until the next succeeding annual meeting of stockholders and until his respective successor has been elected and qualified.



Section 2.2 MEETINGS.

      Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

      Special meetings of the Board of Directors shall be held at such time and place as shall be designated in the notice of the meeting whenever called by the Chairman of the Board, the Chief Executive Officer or by a majority of the directors then in office.
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Section 2.3 NOTICE OF SPECIAL MEETINGS.

      The Secretary, or in his absence any other officer of the Corporation,

shall give each director notice of the time and place of holding of special meetings of the Board of Directors of any committee of the Board of Directors by mail at least ten days before the meeting, or by telecopy (facsimile),

telegram, cable, radiogram, or personal service at least two days before the meeting.  Unless otherwise stated in the notice thereof, any and all business may be transacted at any meeting without specification of such business in the notice.



Section 2.4 QUORUM AND ORGANIZATION OF MEETING.

      A majority of the total number of members of the Board of Directors as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board of Directors (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time and place,

and the meeting may be held as adjourned without further notice or waiver.

Except is otherwise provided by law or in the Certificate of Incorporation or these By-Laws, a majority of the directors present at any meeting at which a quorum is present may decide any question brought before such meeting.

Meetings shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in the absence of both by such other person as the directors may select.  The Secretary of the Corporation shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.



Section 2.5 ACTION WITHOUT MEETING.
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      Nothing contained in these By-Laws shall be deemed to restrict the power of the directors or members of any committee to take any action. required or permitted to be taken by them, without a meeting.



Section 2.6 TELEPHONE MEETINGS.

      Nothing contained in these By-Laws shall be deemed to restrict the power of members of the Board of Directors, or any committee designated by the Board,

to participate in a meeting of the Board, or committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.



                                  ARTICLE III

                                   OFFICERS



Section 3.1 EXECUTIVE OFFICERS.

      The Executive Officers of the corporation shall be the Chairman of the

Board, the President, one or more Vice President, a Treasurer, and a Secretary,

each of whom shall be elected by the Board of Directors.  The Board of

Directors may elect or appoint such other officers (including a Controller and one or more Assistant Treasurers and Assistant Secretaries) as it may deem necessary or desirable.  The Board shall from time to time designate either the

Chairman of the Board or the President as the Chief Executive Officer and/or

Chief Operating Officer of the Corporation and may change such designations in its sole discretion.  Each officer shall hold office for such term as may be prescribed by the Board of Directors from time to time.  Any person may hold at one time two or more offices.
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Section 3.2 POWERS AND DUTIES.

      The Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors.  In the absence of the Chairman of the Board, the President shall perform all the duties of the Chairman of the

Board.  The officers and agents of the Corporation shall each have such powers and authority and shall perform such duties in the management of the business,

property, and affairs of the corporation as generally pertain to their respective offices, as well as such powers and authorities and such duties as from time to time may be prescribed by the Board of Directors.



                                  ARTICLE IV

                     RESIGNATIONS, REMOVALS, AND VACANCIES



Section 4.1 RESIGNATIONS.

      Any director or officer of the Corporation, or any member of any committee, may resign at any time by giving written notice to the Board of

Directors, the Chairman of the Board, the Chief Executive Officer, or the

Secretary of the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof.  The acceptance of such resignation shall not be necessary to make it effective.
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Section 4.2 REMOVALS.

      The Board of Directors, by a vote of not less than a majority of the entire Board, at any meeting thereof, or by written consent, at any time, may,

to the extent permitted by law, remove with or without cause from office or terminate the employment of any officer or member of any committee and may,

with or without cause, disband any committee.  Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares entitled at the time to vote at an election of directors.



Section 4.3 VACANCIES.

      Any vacancy in the office of any director or officer through death,

resignation, removal, disqualification, or other cause, and any additional directorship resulting from increase in the number of directors, may be filled at any time by a majority of the directors then in office (even though less than a quorum remains) or, in the case of any vacancy in the office of any director, by the stockholders, and, subject to the provisions of this Article

IV, the person so chosen shall hold office until his successor shall have been elected and qualified or, if the person so chosen is a director elected to fill a vacancy, he shall, (subject to the provision of this Article IV) hold office for the unexpired term of his predecessor.
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                                   ARTICLE V

                                 CAPITAL STOCK



Section 5.1 STOCK CERTIFICATES

      The certificates for shares of the capital stock of the corporation shall be in such form as shall be prescribed by law and approved, from time to time,

by the Board of Directors.



Section 5.2 TRANSFER OF SHARES.

      Shares of the capital stock of the Corporation may be transferred on the books of the Corporation only by the holder of such shares or by his duly authorized attorney, upon the surrender to the corporation or its transfer agent of the certificate representing such stock properly endorsed.



Section 5.3 FIXING RECORD DATE.

      In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change,

conversion, or exchange or stock, if for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which,

unless otherwise provided by law, shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.
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Section 5.4 REGULATIONS.

      The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer,

registration, cancellation, and replacement of certificates representing stock of the Corporation.



                                  ARTICLE VI

                                 MISCELLANEOUS



Section 6.1 CORPORATE SEAL.

      The corporate seal shall have inscribed thereon the name of the

Corporation and shall be in such form as may be approved from time to time by the Board of Directors.



Section 6.2 FISCAL YEAR.

      The fiscal year of the corporation shall be determined by resolution of the Board of Directors.



Section 6.3 NOTICES AND WAIVERS THEREOF.

      Whenever any notice whatever is required by law, the Certificate of

Incorporation, or these By-Laws to be given to any stockholder, director, or officer, such notice, except as otherwise provided by law, may be given personally, or by mail, or in the case of directors or officers, by telegram,

cable, or radiogram, addressed to such address as appears on the books of the

Corporation.  Any notice given by telegram, cable, or radiogram shall be deemed to have been given when it shall have been delivered for transmission and any notice given by mail shall be deemed to have been given when it shall have been deposited in the United States mail with postage thereon prepaid.  Whenever any notice is required to be given by law, the Certificate of Incorporation,or these By-Laws a written waiver thereof, signed
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by the person entitled to such notice, whether before or after the meeting in the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law.



Section 6.4 STOCK OF OTHER CORPORATION OR OTHER INTERESTS.

      Unless otherwise ordered by the Board of Directors, the President, the

Chief Executive Officer and such attorneys or agents of the Corporation as may be from time to time authorized by the Board of Directors or the President,

shall have full power and authority on behalf of this Corporation to attend and to act and vote in person or by proxy at any meeting of the holders of securities of any corporation or other entity in which this Corporation may own or hold shares or other securities, and at such meetings shall possess and may exercise all the rights and powers incident to the ownership of such shares or other securities which this corporation, as the owner or holder thereof, might have possessed and exercised if present.  The President, the Secretary, or such attorneys or agents, may also execute and deliver on behalf of the Corporation powers of attorney, proxies, consents, waivers, and other instruments relating to the shares or securities owned or held by this Corporation.
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                                  ARTICLE VII

                                  AMENDMENTS



      The holders of shares entitled at the time to vote for the election of directors shall have power to adopt, amend, or repeal the By-Laws of the

Corporation by vote of not less than a majority of such shares, and except as otherwise provided by law, the Board of Directors shall have power equal in all respects to that of the stockholders to adopt, amend, or repeal the By-Laws by vote of not less than a majority of the entire Board.  However, any By-Laws adopted by the Board may be amended or repealed by vote of the holders of a majority of the shares entitled at the time to vote for the election of directors.



                                  ARTICLE VII

                                INDEMNIFICATION



      The Corporation shall, to the fullest extent permitted by subsections (a)

through (e) of Section 145 of the General Corporation Law of the State of

Delaware (as such statute may, from time to time, be amended), indemnify any and all persons whom it shall have power to indemnify against any and all expenses, liabilities and other matters.